Exhibit 99.1
FOR IMMEDIATE RELEASE
NEWS FROM BANK MUTUAL CORPORATION
CONTACTS:
Bank Mutual Corporation
Michael T. Crowley, Jr.
Chairman and Chief Executive Officer
or
Michael W. Dosland
Senior Vice President and Chief Financial Officer
(414) 354-1500
BANK MUTUAL ANNOUNCES
STRATEGIC BALANCE SHEET RESTRUCTURING AND
ADDITION TO LOAN LOSS ALLOWANCES
Milwaukee, Wisconsin
December 17, 2010
Bank Mutual Corporation (NASDAQ: BKMU) today announced that its board of directors has approved a balance sheet restructuring as part of an overall strategy to strengthen the Wisconsin-based company going forward.
“Our Board of Directors approved the early repayment of $756.0 million in FHLB advances and Bank Mutual is recognizing a one-time charge of $53.6 million, net of the related income tax effect. These advances carried a very high, above-market interest rate, so this action will significantly reduce our annual interest expense in future periods,” said Michael T. Crowley, Jr., Chairman and Chief Executive Officer of Bank Mutual Corporation (“Bank Mutual”). The Federal Home Loan Bank (“FHLB”) advances that were repaid had a remaining average maturity of approximately six years and a weighted-average cost of 4.17%, or $31.5 million on an annual basis. “As a result, we were experiencing a negative interest spread on the advances because we have not been able to lend or invest at rates higher than 4.17% in the current environment. This has had a significant adverse impact on our net interest income over the past few quarters,” added Mr. Crowley. Bank Mutual utilized cash and other overnight investments to retire the advances.
Mr. Crowley also announced that Bank Mutual expects to record charges related to loan loss provisions of approximately $18.0 million to $21.0 million during the fourth quarter, net of the related income tax effect. “As the economic downturn has dragged on and as conditions in commercial real estate markets have continued to deteriorate, our borrowers have found it increasingly difficult to meet their obligations,” Mr. Crowley commented. During the fourth quarter Bank Mutual noted an increased number of commercial real estate borrowers whose properties have experienced increased vacancies, declining lease rates, and/or delays in unit sales. In many instances, these observations have included loans that borrowers have managed to keep current despite underlying difficulties with the properties. In view of these developments, and an increasingly strict regulatory environment, Bank Mutual has dealt more aggressively with these potential problems, concluding that the probability of a number of loans being collateral dependent had increased in recent months and that recording an increase in loan loss allowances was appropriate.

Bank Mutual expects that its non-performing assets will be approximately $140.0 million to $150.0 million or 5.40% to 5.80% of total assets at the end of the year. These amounts compare to $84.3 million or 2.46% and $60.3 million or 1.72% at September 30, 2010, and December 31, 2009, respectively. Adversely classified loans and foreclosed real estate are expected to be approximately $160.0 million to $170.0 million at December 31, 2010, compared to $127.9 million at September 30, 2010, and $101.3 million at December 31, 2009. As previously noted, the increases in non-performing and adversely classified assets from prior periods are due to increased assessment by management that an increased number of commercial real estate loans are or likely will become collateral dependent. In many instances, these assessments have included loans that borrowers have managed to keep current despite underlying difficulties with the properties.
“Our strong capital and excellent liquidity positions have given us the flexibility to take these important steps, which we believe will facilitate future growth and profitability” said Mr. Crowley. “It’s also important to note that we will remain classified as a ‘well-capitalized’ bank for regulatory capital purposes even after these actions,” he added. Bank Mutual expects that its Total Risk-Based Capital and Tier 1 capital ratios will be approximately 17.0% and 9.0% at December 31, 2010. It should be noted that these capital ratios could decline in future periods if Bank Mutual elects to re-leverage excess capital through new FHLB advances or other borrowings, although such action is not expected to occur before the end of 2010.
“As we review all of our business lines, we remain very optimistic about the outlook for Bank Mutual,” said David A. Baumgarten, who was appointed Bank Mutual’s president earlier this year. “We are expanding our commercial banking capabilities and have recently hired a number of experienced commercial bankers to help us with these initiatives. More staff additions are in the works,” added Mr. Baumgarten. “We have the capital and management experience to continue to be a stable, reliable partner for businesses in Southeastern Wisconsin and our business and retail customers should look forward to additional product and service offerings in coming months,” Mr. Baumgarten concluded.
Bank Mutual Corporation is traded on The NASDAQ Global Select Market under the symbol “BKMU.” It is the fifth largest banking institution headquartered in the state of Wisconsin and operates 78 offices in that state, as well as one office in Minnesota.
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Cautionary Statements
The discussion in this release contains or incorporates by reference various forward-looking statements concerning Bank Mutual’s prospects that are based on the current expectations and beliefs of management. Forward-looking statements may contain words such as “anticipate,” “believe,” “estimate,” “expect,” “objective,” “projection” and similar expressions or use of verbs in the future tense, and are intended to identify forward-looking statements; any discussions of periods after the date for which this report is filed are also forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks, and uncertainties, many of which are beyond Bank Mutual’s control, that could cause Bank Mutual’s actual results and performance to differ materially from what is expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact the business and financial prospects of Bank Mutual: general economic conditions, including high rates of unemployment and the significant instability in credit, lending, and financial markets; declines in the real estate market, which could further affect both collateral values and loan activity; high unemployment and other factors which could affect borrowers’ ability to repay their loans; negative developments affecting particular borrowers, which could further adversely impact loan repayments and collection; illiquidity of financial markets and other negative developments affecting particular investment and mortgage-related securities, which could adversely impact the fair value of and/or cash flows from such securities; legislative and regulatory initiatives and changes, including action taken, or that may be taken, in response to difficulties in financial markets and/or which could negatively affect the right of creditors; monetary and fiscal policies of the federal government; increased competition and/or disintermediation within the financial services industry; the effects of further regulation and consolidation within the financial services industry, including substantial changes under the recently enacted Dodd-Frank Act; changes in regulators’ expectations for financial institutions’ capital levels; changes in tax rates, deductions and/or policies; changes in FDIC premiums and other governmental assessments; changes in deposit flows; changes in the cost of funds; fluctuations in general market rates of interest and/or yields or rates on competing loans, investments, and sources of funds; demand for loan or deposit products; demand for other financial services; changes in accounting policies or guidelines; natural disasters, acts of terrorism, or developments in the war on terrorism; and the factors discussed in Bank Mutual’s filings with the Securities and Exchange Commission, particularly under Part I, Item 1A, “Risk Factors,” of Bank Mutual’s 2009 Annual Report on Form 10-K.